                                                                 EXHIBIT 3.1(d)



                                  STATEMENT OF
                        CANCELLATION OF TREASURY SHARES
                                       OF
                            SOFTWARE SPECTRUM, INC.


To the Secretary of State of the State of Texas:

         Pursuant to the provisions of Article 4.11 of the Texas Business Corporation Act, Software Spectrum, Inc. a Texas corporation, submits the following statement of cancellation, by resolution of its board of directors, of shares of the corporation reacquired by it, other than redeemable shares redeemed or purchased:

     1.   The name of the corporation is Software Spectrum, Inc.

     2. A resolution was duly adopted by the Board of Directors of Software Spectrum, Inc. on February 27, 1997, authorizing the cancellation of 58,139 shares of Common Stock of the corporation held as treasury shares of the corporation. The amount of stated capital represented by the shares to be cancelled is Five Hundred Eighty One Dollars and Thirty Nine Cents ($581.39).

     3. The aggregate number of issued shares, itemized by class and and series and par value, if any, after giving effect to such cancellation is 4,360,692, itemized as follows:

                                    Par
          Class                     Value             Number of Shares
          -----                     -----             ----------------
          Common Stock               $.01                4,360,692

     4. The amount of the stated capital of the corporation, after giving effect to such cancellation is $43,606.92

          IN WITNESS WHEREOF, I have set my hand hereto as of this 5th day of March, 1997.

                                        SOFTWARE SPECTRUM, INC.


                                        By: /s/  Judy O. Sims
                                            -----------------------------------
                                            Judy O. Sims,
                                            Chief Executive Officer